                          SOLICITATION AGENT AGREEMENT

                                                             February __, 1999

Dirks & Company, Inc.
  As Solicitation Agent
520 Madison Avenue, 10th Floor
New York, New York 10022

Ladies and Gentlemen:

         Thermwood Corporation, an Indiana corporation (the "Company") plans to make an offer to exchange (the "Offer to Exchange") 12% 15-year Subordinated Debentures ("Debentures"), which will be issued pursuant to an indenture (the "Indenture") for up to 750,000 of its outstanding shares ("Shares") of Common Stock. The Offer to Exchange will be on the terms and subject to the conditions set forth in the Registration Statement, as amended (File No. 333-70073) on Form S-4 and the Letter of Transmittal (including the attachments thereto) attached hereto as Exhibit A.

         The Company hereby appoints Dirks & Company, Inc. as Solicitation Agent (the "Solicitation Agent") in connection with the Offer to Exchange and authorizes the Solicitation Agent to act on its behalf in accordance with this agreement (the "Agreement") and the terms of the Prospectus, which Prospectus has been approved by the Company and which the Solicitation Agent is authorized to use in connection with the solicitation of tenders. The Solicitation Agent agrees, in accordance with its customary practice, to perform those services in connection with the Offer to Exchange as are customarily performed by investment banks in connection with offers to exchange of a like nature, including, but not limited to, using reasonable efforts to solicit tenders of Shares and communicating generally regarding the Offer to Exchange with brokers, dealers, trust companies and other holders of the Shares. In such capacity, the Solicitation Agent shall act as an independent contractor, and its duties arising out of its engagement pursuant to this Agreement shall be owed solely to the Company. The Solicitation Agent agrees to furnish no written material to holders in connection with the Offer to Exchange other than the Offer to Exchange Materials (as defined below in paragraph 1(d)).

     1. Solicitation of Tenders.

         (a) The Solicitation Agent will use its best efforts to solicit tenders of Shares pursuant to the Offer to Exchange. The Solicitation Agent shall have no liability to the Company hereunder or for any act or omission on the part of any securities broker or dealer, commercial bank or trust company, other than the Solicitation Agent, which may solicit tenders hereunder except to the extent any losses are finally judicially determined to have resulted from the gross negligence or willful misconduct of the Solicitation Agent. In soliciting or obtaining tenders of Shares, no dealer, bank or trust company is to be deemed to be acting as the Solicitation Agent's agent or the agent of the Company or any of its affiliates, and the Solicitation Agent is not to be deemed the agent of any dealer, bank or trust company or the agent or fiduciary of the Company or any of it affiliates, equity holders, creditors or of any other person. In soliciting or obtaining tenders of Shares, the Solicitation Agent shall not be and shall not be deemed for any purpose to act as a partner or joint venturer of or a member of a syndicate or group with the Company or any of its affiliates in connection with the Offer to Exchange, any purchase of the Shares, or otherwise, and neither the Company nor any of its affiliates shall be deemed to act as the Solicitation Agent's agent.

         (b) The Company authorizes the Solicitation Agent to communicate with American Stock Transfer & Trust Company in its capacity as exchange agent (the "Exchange Agent") with respect to matters relating to the Offer to Exchange. The Company has instructed the Exchange Agent to advise the Solicitation Agent at least daily as to the number of Shares that have been tendered pursuant to the Offer to Exchange, and as to such other matters in connection with the Offer to Exchange as the Solicitation Agent may request.

         (c) The Company will promptly inform the Solicitation Agent of any events known to the Company that might require any material change in the Prospectus. The Company will promptly inform the Solicitation Agent of any litigation or administrative action known to the Company with respect to the Offer to Exchange.

         (d) The Company agrees to furnish the Solicitation Agent, at the Company's expense, with as many copies as the Solicitation Agent may reasonably request of the Registration Statement, Prospectus, the Letter of Transmittal, all statements and other documents filed or to be filed with the Securities and Exchange Commission (the "Commission") or any other federal, state, local or foreign governmental or regulatory authorities or any court (each an "Other Agency" and collectively, the "Other Agencies") and any amendments or supplements to any such statements and documents (the definitive forms of all of the foregoing materials are hereinafter collectively referred to as the "Offer to Exchange Material") to be used by the Company in connection with the Offer to Exchange, and the Solicitation Agent is authorized to use copies of the Offer to Exchange Material in connection with the Offer to Exchange. The Offer to Exchange Material has been or will be prepared and approved by, and is the sole responsibility of, the Company.

         (e) The Company agrees that no Offer to Exchange Material will be used in connection with the Offer to Exchange or filed with the Commission or any Other Agency with respect to the Offer to Exchange without first submitting copies thereof to the Solicitation Agent, giving the Solicitation Agent reasonable opportunity to comment thereon and giving reasonable consideration to Solicitation Agent's comments, if any, with respect thereto. In the event that the Company uses or permits the use of any Offer to Exchange Material in connection with the Offer to Exchange or files any such material with the Commission or any Other Agency without the Solicitation Agent's prior approval, which approval the Solicitation Agent will not unreasonably withhold, then the Solicitation Agent shall be entitled to withdraw as Solicitation Agent in connection with the Offer to Exchange without any liability or penalty to the Solicitation Agent or indemnified party, and the Solicitation Agent shall remain entitled to the indemnification provided in Section 6 hereof and to receive the payment of all fees and expenses payable under this Agreement which have accrued to the date of such withdrawal as Solicitation Agent.

         (f) The Company agrees to furnish to the Solicitation Agent, to the extent the same is available to the Company, the names and addresses of, and number of Shares held by, the registered holders and beneficial owners of Shares or interests therein as of a recent date. The Solicitation Agent will use such information only in connection with the Offer to Exchange and will not furnish such information to any other person except in connection with the Offer to Exchange.

     2. Compensation and Expenses.

         (a) The Company shall pay to the Solicitation Agent, as compensation for its services as Solicitation Agent, a fee of $100,000 plus a solicitation fee equal to 2% of the face value of the Debentures issued through the Offer to Exchange, other than Debentures issued to Shareholders whose total personal holdings are more than 10% of the Company's outstanding stock.

         (b) In addition to the Solicitation Agent's compensation for the Solicitation Agent's services hereunder pursuant to Section 2 hereof, The Company agrees to pay directly, or reimburse the Solicitation Agent, as the case may be, for (i) all reasonable expenses incurred by the Solicitation Agent relating to the preparation, printing, filing and mailing of all Offer to Exchange Material, (ii) all fees and expenses of the Exchange Agent, and (iii) all fees, if any, payable to dealers (excluding the Solicitation Agent), and banks and trust companies as reimbursement for their customary mailing and handling expenses incurred in forwarding the Offer to Exchange Material to their customers.

     (c) The Solicitation Agent shall be entitled to reasonable and customary accountable expenses, which shall not exceed $25,000. Such expenses may be prepaid by the Company, in the Company's sole discretion. The Solicitation Agent shall be responsible for all other reasonable fees and expenses incurred by it in connection with the Offer to Exchange or otherwise in connection with the performance of its services hereunder (including fees and disbursements of its legal counsel).

         (d) All payments to be made by the Company pursuant to subparagraphs
(a) and (b) of this Section 2 shall be made as follows: $50,000 shall be paid upon the signing of the Agreement and the balance shall be paid at closing of the Offer to Exchange. If the Offer to Exchange is not consummated for any reason other than due to the fault of the Solicitation Agent, the Solicitation Agent will be entitled only to its reasonable accountable expenses, which shall not exceed $25,000. If the Offer to Exchange is not consummated due to the fault of the Solicitation Agent, the Solicitation Agent shall not be entitled to any reimbursement or compensation. The provisions of this Section 2 are intended to govern the payment of expenses and fees described in this Section 2 and the Company's and the Solicitation Agent's obligation to indemnify an indemnified party are set forth in Section 6 hereof.

     3. Certain Representations, Warranties and Covenants by the Company.

         The Company represents, warrants and/or covenants to the Solicitation Agent that:

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its businesses or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing, considering all such cases in the aggregate, would not have a material adverse effect on the business, properties, financial position or results of operations of the Company and all of its subsidiaries and affiliates taken as a whole.

         (b) The Company has full corporate power and authority to take and has duly taken all necessary corporate action to authorize (i) the Offer to Exchange and (ii) the purchase by the Company of Shares pursuant to the Offer to Exchange. The execution, delivery and performance of this Agreement has been, and when executed and delivered by the Company and the relevant Trustee, the Indenture will be, duly executed and delivered on behalf of the Company, and, assuming due authorization, execution and delivery of each of the Indenture and this Agreement by each of the other parties thereto is, or in the case of the Indenture will be, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforceability hereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to creditors' rights generally, (y) general principles of equity and (z) that the indemnification provisions hereof may be held to be violative of public policy.

         (c) All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission or preemptive rights with respect thereto and are not subject to personal liability solely by reason of being securityholders; and none of such securities was issued in violation of the preemptive rights of any holders of any security of the Company.

         (d) The Debentures have been duly authorized and, when issued in accordance with their terms, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Indenture, except that the enforceability thereof may be limited by
(x) bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity.

         (e) The Offer to Exchange complies or will comply in all material respects with the applicable provisions of the Securities Act of 1933, and the rules and regulations promulgated by the Commission thereunder (collectively, the "Securities Act") and the Securities Exchange Act of 1934, and the rules and regulations promulgated by the Commission thereunder (collectively, the "Exchange Act"). The Offer to Exchange Material does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representation is made with respect to any statements contained in, or any matter omitted from the Offer to Exchange Material in reliance upon and in conformity with information furnished or confirmed in writing by the Solicitation Agent to the Company expressly for use therein.

         (f) The Company will file, if required, any and all necessary amendments or supplements to the documents, if any, filed with the Commission or Other Agency relating to the

Offer to Exchange and will promptly furnish to the Solicitation Agent true and complete copies of each such amendment and supplement upon the filing thereof.

         (g) The Offer to Exchange, the purchase by the Company of Shares pursuant to the Offer to Exchange, and the execution, delivery and performance of each of the Indenture and this Agreement by the Company, comply and will comply in all material respects with all applicable requirements of federal, state, local and foreign law, including, without limitation, any applicable regulations of the Commission and Other Agencies, and all applicable judgments, orders or decrees; and, except as provided below in the last sentence of this subparagraph g, no consent, authorization, approval, order, exemption, registration, qualification or other action of, or filing with or notice to, the Commission or any Other Agency is required in connection with the execution, delivery and performance of each of the Indenture and this Agreement by the Company, and, the making or consummation by the Company of the Offer to Exchange or the consummation of the other transactions contemplated by this Agreement or the Offer to Exchange, except where the failure to obtain or make such consent, authorization, approval, order, exemption, registration, qualification or other action or filing or notification would not materially adversely affect the ability of the Company, to execute, deliver and perform each of the Indenture and this Agreement or to commence and consummate the Offer to Exchange in accordance with its terms. All such required consents, authorizations, approvals, orders, exemptions, registrations, qualifications and other actions of and filings with and notices to the Commission and the Other Agencies will have been obtained, taken or made, as the case may be, and all statutory or regulatory waiting periods will have elapsed, prior to the purchase of the Shares pursuant to the Offer to Exchange.

         (h) The Offer to Exchange, the purchase of Shares by the Company pursuant to the Offer to Exchange, and the execution, delivery and performance of each of the Indenture and this Agreement by the Company, do not and will not
(i) conflict with or result in a violation of any of the provisions of the certificate of incorporation or by-laws (or similar organizational documents) of the Company, (ii) conflict with or violate in any material respect any law, rule, regulation, order, judgment or decree applicable to the Company, or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is or may be bound or (iii) result in a breach of any of the material terms or provisions of, or constitute a default (with or without due notice and/or lapse of time) under, any loan or credit agreement, indenture, mortgage, note or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets is or may be bound.

         (i) Except as expressly disclosed in the Offer to Exchange Material, no stop order, restraining order or denial of an application for approval has been issued and no investigation, proceeding or litigation has commenced or, to the best of the Company's knowledge, threatened before the Commission or any other Agency or Court with respect to the making or consummation of the Offer to Exchange or the consummation of the other transactions contemplated by this Agreement or the Offer to Exchange or with respect to the ownership of Shares by the Company or any of its subsidiaries or affiliates.

         (j) The Company has no knowledge of any material fact or information concerning the Company or any of its subsidiaries, or the operations, assets, condition (financial or otherwise) or prospects of the Company or any of its subsidiaries, which is required to be made generally available to the public and which has not been, or is not being, or will not be, made generally available to the public through the Offer to Exchange Material or otherwise.

         (k) The Company is not, nor will it be as a result of the purchase by the Company of Shares that it may become obligated to purchase pursuant to the terms of the Offer to Exchange, an "investment company" under the Investment Company Act of 1940 and the rules and regulations promulgated by the Commission thereunder.

         (l) Each of the representations and warranties set forth in this Agreement will be true and correct on and as of the date on which the Offer to Exchange is commenced and as of the date any Offer to Exchange Material is first distributed to holders of Shares and on and as of the date on which any Shares are purchased and payments for Shares are made pursuant of the Offer to Exchange Material.


     4. Certain Representations, Warranties and Covenants by the
        Solicitation Agent.

         The Solicitation Agent represents, warrants and/or covenants to the Company that:

         (a) The Solicitation Agent is a corporation duly organized and validly existing under the laws of the state of its incorporation; the execution and delivery by the Solicitation Agent of this Agreement and the consummation of the transactions herein contemplated will not result in any violation of, or be in conflict with, or constitute a default under, any agreement or instrument to which the Solicitation Agent is a party or by which the Solicitation Agent or its properties are bound, or any judgment, decree, order or, to the Solicitation Agent's knowledge, any statute, rule or regulation applicable to the Solicitation Agent. The Solicitation Agent has full corporate power and authority to take and has duly taken all necessary corporate action to enter into this Agreement and perform its obligations hereunder. This Agreement, when executed and delivered by the Solicitation Agent, will constitute the legal, valid and binding obligation of the Solicitation Agent, enforceable in accordance with its terms, except to the extent that (i) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (ii) the enforceability hereof is subject to general principles of equity, or (iii) the indemnification provisions hereof may be held to be violative of public policy.

         (b) The Solicitation Agent will deliver to each purchaser, prior to any submission by such person of a written offer to exchange Shares for Debentures, a copy of the Offering Materials, as it may have been most recently amended or supplemented by the Company.

         (c) During the period of the Offer to Exchange, none of the Solicitation Agent nor any of its affiliates, officers, directors, employees or agents shall effect any transactions in the Shares for the purpose of creating actual, or apparent, active trading in, or raising or depressing the price of, the Shares and each of the foregoing persons shall comply with Regulation M promulgated under the Exchange Act.

         (d) The Solicitation Agent will not take any action which it reasonably believes would cause the Offer to Exchange to violate the provisions of the Securities Act or the Exchange Act.

         (e) The Solicitation Agent is a member of the National Association of Securities Dealers, Inc. and is a broker-dealer registered as such under the Exchange Act and under the securities laws of the States in which the Solicitation Agent will solicit the Offer to Exchange.

     5. Conditions of Obligation.

         The obligation to act as Solicitation Agent hereunder shall at all times be subject, in its reasonable discretion, to the conditions that:

         (a) All representations, warranties and other statements of the Company contained herein are now, and at all times during the Offer to Exchange will be, true and correct in all material respects.

         (b) The Company at all times during the Offer to Exchange shall have performed all of its material obligations hereunder and theretofore required to have been performed.

         (c) Legal counsel to the Company acceptable to the Solicitation Agent shall have furnished to the Solicitation Agent, concurrently with the execution of this Agreement, an opinion, dated the date hereof, substantially in the form of Exhibit B hereto.

     6. Indemnification.

         (a) The Company agrees to indemnify and hold harmless the Solicitation Agent and any person, if any, who controls the Solicitation Agent within the meaning of Section 20 of the Exchange Act or Section 15 of the Securities Act, from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorneys' fees) to which the Solicitation Agent may become subject by reason of or in connection with claims, damages, losses, liabilities, costs or expenses that arise out of or are based upon (i) the Offer to Exchange (ii) the execution and delivery of this Agreement or the performance, or failure to perform, by the Solicitation Agent of its obligations hereunder, (iii) any breach by the Company of any warranty, covenant, term or condition in, or the occurrence of any default under, this Agreement or the Indenture and (iv) any untrue statement or alleged untrue statement of a material fact contained in the Offer to Exchange Materials, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the indemnity agreement contained in this subsection (a) shall not apply to amounts paid in settlement of any such claims or litigation if such settlement is effected without the consent of the Company, nor shall it apply to the Solicitation Agent or any person controlling the Solicitation Agent in respect of any such claims, losses, liabilities, costs or expenses arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Solicitation Agent, or on its behalf, specifically for use in connection with the preparation of the Offer to Exchange Materials.

         (b) Notwithstanding the provisions of paragraph 1(a) herein, the Solicitation Agent agrees, in the same manner and to the same extent as set forth in subsection (a) above, to indemnify and hold harmless the Company, each of the directors and officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 20 of the Exchange Act or Section 15 of the Act, with respect to any statement in or omission from the Offer to Exchange Material, if such statement or omission was made in reliance upon and in conformity with written information furnished in writing to the Company by the Solicitation Agent, or on its behalf, specifically for use in connection with the preparation of the Offer to Exchange Material. The Solicitation Agent shall not be liable for amounts paid in settlement of any such claim or litigation if such settlement was effected without its consent.

         (c) Each indemnified party shall give reasonably prompt notice to each indemnifying party of any claim asserted against it and of any action commenced against it in respect of which indemnity may be sought hereunder. The omission to so notify an indemnifying party shall relieve such party of its obligation to indemnify pursuant to this Agreement, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have incurred otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that the fees and expenses of such counsel shall be at the expense of the indemnifying party if: (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party; or (ii) the defendants in any such action include both the indemnified and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party or parties), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the indemnified party which firm shall be designated in writing by the indemnified party.

         (d) The respective indemnity agreements between the Solicitation Agent and the Company contained in subsections (a) and (b) above, and the representations and warranties of the Company and the Solicitation Agent set forth in Sections 3 and 4 hereof or elsewhere in this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Solicitation Agent or by or on behalf of any controlling person of the Solicitation Agent or the Company or any such officer or director or any controlling person of the Company, and shall survive completion of the Offer to Exchange. Any successor of the Company, or of the Solicitation Agent, or of any controlling person of the Solicitation Agent or the Company, as the case may be, shall be entitled to the benefit of such respective indemnity agreements.

         (e) In order to provide for just and equitable contribution in any case in which: (i) any person entitled to indemnification under this Section 6 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case; or (ii) contribution may be required on the part of any such person in circumstances for which indemnification is provided under this Section 6, then, and in each such case, the Company and the Solicitation Agent shall contribute to the aggregate losses, claims, damages, expenses or liabilities to which they may be subject
(A) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties on the one hand, and the party to be indemnified on the other hand, from the Offer to Exchange or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of each of the contributing parties on the one hand and the party to be indemnified on the other hand in connection with statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations; provided, however, that, in any such case (x) the Solicitation Agent shall not be required to contribute any amount in excess of the compensation paid to the Solicitation Agent pursuant to Section 2 hereof, and (y) no person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         Within twenty days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "contributing party"), notify the contributing party, in writing, of the commencement thereof, but the omission so to notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party so notifies a contributing party or his or its representative of the commencement thereof within the aforesaid twenty days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 6 are in addition to any other rights or remedies which either party hereto may have with respect to the other or hereunder.

     7. Miscellaneous.

         (a) The Company shall advise the Solicitation Agent promptly of the occurrence of any event which, in the Company's judgment, could cause the Company to withdraw, rescind or modify the Offer to Exchange.

         (b) This Agreement is made solely for the benefit of the Solicitation Agent and the Company and their respective successors, assigns, and legal representatives, and no other person shall acquire or have any right under or by virtue of this Agreement.

         (c) Except as otherwise expressly provided in this agreement, whenever notice is required by the provisions of this agreement to be given to (i) the Company, such notice shall be in writing addressed to the Company, at its office at Old Buffaloville Road, P.O. Box 436, Dale, Indiana 47523, Attention: Kenneth
J. Susnjara; and (ii) the Solicitation Agent, such notice shall be in writing addressed to the Solicitation Agent, at Dirks & Company, Inc., 520 Madison Avenue, New York, NY 10022, Attention: Robert Goss. Any notice required or permitted to be given hereunder shall be given in writing and shall be deemed effective when deposited in the United States mail, postage prepaid, or when received if delivered personally or by facsimile confirmed transmission.

         (d) This Agreement shall be governed by and construed in all respects under the laws of the State of New York, without reference to its conflict of laws, rules or principles. Any suit, action, proceeding or litigation arising out of or relating to this Agreement shall be brought and prosecuted in such federal or state court or courts located within the State of New York as provided by law. The parties hereby irrevocably and unconditionally consent to the jurisdiction of each such court or courts located within the State of New York, County of New York and to service of process by registered or certified mail, return receipt requested, or by any other manner provided by applicable law, and hereby irrevocably and unconditionally waive any right to claim that any suit, action, proceeding or litigation so commenced has been commenced in an inconvenient forum.

         (e) This Agreement contains the entire understanding of the parties with respect to Dirks & Company, Inc. acting as Solicitation Agent of the Offer to Exchange, superseding all prior agreements, understandings and negotiations with respect to such activities by Dirks & Company, Inc.

         (f) This Agreement may be executed in any number of separate counterparts, each of which shall be an original, but all such counterparts shall together constitute one and the same agreement.

         Please sign and return to us a duplicate of this letter, whereupon it will become a binding agreement.

                                       Very truly yours,




                                       THERMWOOD CORPORATION



                                       By:
                                          ------------------------------
                                            Kenneth J. Susnjara
                                            President


The undersigned hereby confirms that the foregoing letter, as of the date thereof, correctly sets forth the agreement between the Company and the undersigned.



DIRKS & COMPANY, INC.



By:
   -------------------------------
     Name:
     Title:

         EXHIBIT A

         EXHIBIT B




                                February __, 1999




Dirks & Company, Inc.
  As Solicitation Agent
520 Madison Avenue, 10th Floor
New York, New York 10022

Ladies and Gentlemen:

         I have acted as counsel to Thermwood Corporation (the "Company"), in connection with the Offer (the "Offer to Exchange") to exchange 12% 15-year Subordinated Debentures ("Debentures"), which have been issued pursuant to a certain indenture dated ____________ (the "Indenture"), for up to 750,000 of its outstanding Shares ("Shares") of common stock.

         Such Offer to Exchange and was made on the terms and subject to the conditions set forth in those certain documents which are attached as Exhibit A to the Solicitation Agent Agreement referred to below (such documents are collectively referred to as the "Offer to Exchange Material").

         In connection therewith, I have examined the Offer to Exchange Material, a signed copy of the agreement dated ___________, 1999, between the Company and you providing for your services as Solicitation Agent for the Offer to Exchange (the "Solicitation Agent Agreement") and such other documents as I have deemed appropriate for the purpose of this opinion.

         I have not undertaken any independent review or investigation of the foregoing facts. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to originals of all documents submitted to me as photocopies and the authenticity of the originals of such photocopies. I also have assumed, with your consent and without undertaking, or having any duty to undertake any independent investigation, that the representations, warranties, statements and information as to factual matters made in the agreements and documents mentioned above or otherwise furnished to me are true and correct.

         Based upon such examination and in reliance thereon and having regard for legal considerations which I deem relevant, I am of the following opinion:

   (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its businesses or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing, considering all such cases in the aggregate, would not have a materially adverse effect on the business, properties, financial position or results of operations of the Company and all of its subsidiaries and affiliates taken as a whole.

 (ii) The Company has full corporate power and authority to take and has duly taken all necessary corporate action to authorize (i) the Offer to Exchange, and (ii) the purchase by the Company of Shares pursuant to the Offer to Exchange. The execution, delivery and performance of this Agreement has been, and when executed and delivered by the Company and the relevant Trustee, the Indenture will be, duly executed and delivered on behalf of the Company, and, assuming due authorization, execution and delivery of each of the Indenture and this Agreement by each of the other parties thereto is, or in the case of the Indenture will be, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforceability hereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to creditors' rights generally (y) general principles of equity and (z) that the indemnification provisions hereof may be held to be violative of public policy.

 (iii) All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission or preemptive rights with respect thereto and are not subject to personal liability solely by reason of being securityholders; and none of such securities was issued in violation of the preemptive rights of any holders of any security of the Company.

 (iv) The Debentures have been duly authorized and, when issued, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Indenture, except that the enforceability thereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity.

 (v) The Offer to Exchange complies or will comply in all material respects with the applicable registration provisions of the Securities Act of 1933, and the rules and regulations promulgated by the Commission thereunder.

 (vi) To the best of counsel's knowledge, the Offer to Exchange, the purchase by the Company of Shares pursuant to the Offer to Exchange, and the execution, delivery and performance of each of the Indenture and this Agreement by the Company, comply and will comply in all material respects with all applicable requirements of federal, state and local law, including, without limitation, any applicable regulations of the Commission and Other Agencies, and all applicable judgments, orders or decrees; and no consent, authorization, approval, order, exemption, registration, qualification or other action of, or filing with or notice to, the Commission or any Other Agency is required (other than has already been obtained or taken, as the case may be) in connection with the execution, delivery and performance of each of the Indenture and this Agreement by the Company, and, the making or consummation by the Company of the Offer to Exchange or the consummation of the other transactions contemplated by this Agreement or the Offer to Exchange, except where the failure to obtain or make such consent, authorization, approval, order, exemption, registration, qualification or other action or filing or notification would not materially adversely affect the ability of the Company, to execute, deliver and perform each of the Indenture and this Agreement or to commence and consummate the Offer to Exchange in accordance with its terms.

 (vii) The Offer to Exchange, the purchase of Shares by the Company pursuant to the Offer to Exchange, and the execution, delivery and performance of each of the Indenture and this Agreement by the Company, do not and will not (i) conflict with or result in a violation of any of the provisions of the certificate of incorporation or by-laws (or similar organizational documents) of the Company, (ii) to the best of counsel's knowledge, conflict with or violate in any material respect any law, rule, regulation, order, judgment or decree applicable to the Company, or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is or may be bound or (iii) to the best of counsel's knowledge, result in a breach of any of the material terms or provisions of, or constitute a default (with or without due notice and/or lapse of time) under, any loan or credit agreement, indenture, mortgage, note or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets is or may be bound.

 (viii) Except as expressly disclosed in the Offer to Exchange Material, counsel has no knowledge that a stop order, restraining order or denial of an application for approval has been issued or that an investigation, proceeding or litigation has commenced or threatened before the Commission or any Other Agency with respect to the making or consummation of the Offer to Exchange or the consummation of the other transactions contemplated by this Agreement or the Offer to Exchange or with respect to the ownership of Shares by the Company or any of its subsidiaries or affiliates.

 (ix) I have no knowledge of any material fact or information concerning the Company or any of its subsidiaries, or the operations, assets, condition (financial or otherwise) or prospects of the Company or any of its subsidiaries, which is required to be made generally available to the public and which has not been, or is not being, or will not be, made generally available to the public through the Offer to Exchange Material or otherwise.

 (x) The Company is not, nor will it be as a result of the purchase by the Company of Shares that it may become obligated to purchase pursuant to the terms of the Offer to Exchange, an "investment company" under the Investment Company Act of 1940, and the rules and regulations promulgated by the Commission thereunder.

         The opinions herein are further subject to the following limitations and qualifications:

         (a) I am a member of the bar of the State of New York and the I express no opinion as to matters of law in jurisdictions other than the State of Indiana (for which I have relied on an opinion of Indiana counsel and the federal securities laws of the United States.

         (b) I express no opinion insofar as to compliance with applicable anti-fraud statutes, rules or regulations of state, and federal law.

         (c) I have assumed, without investigation, there was and will be no misrepresentation, omission, fraud, duress, undue influence, bad faith or deceit in connection with the Offer to Exchange.

         I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements contained in the Registration Statement and Prospectus and make no representation that I have independently verified the accuracy, completeness or fairness of any such statements. In my capacity as special securities counsel to the Company, however, I had conferences and teleconferences with the Company and representatives of the Solicitation Agent and others, during which conferences and teleconferences the contents of the Registration Statement and Prospectus and related matters were discussed. Based on my participation in the above-mentioned conferences and in reliance thereon and on the records, documents, certificates and opinions herein mentioned above, I advise you that, during the course of my representation of the Company as counsel on this matter, no information came to my attention in connection with such representation which caused me to believe that the Offer to Exchange Material at its date and as of the date of this opinion contained or contains any untrue statements of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         This opinion is intended for your use and neither this opinion nor any part hereof may be delivered to, used or relied upon by any other person or entity, without my prior written consent except this opinion may be relied upon by Orrick, Herrington & Sutcliffe LLP.

         This opinion is given as of the date hereof and I assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to my attention or any changes in law which may hereafter occur.

                                                     Very truly yours,


                                                     Barry B. Feiner, Esq.